UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 16, 2008
(Date of earliest event reported)

UNITED AMERICAN CORP.
(Exact name of registrant as specified in its charter)

FLORIDA	000-27621	95-4720231
State of incorporation	Commission File Number	IRS Employer Identification Number

218 de la Coulee, Mount St-Hilaire, Quebec, Canada J3H 5Z6
(Address of principal executive offices)

Tel: 212-738-0009
(Issuer's telephone number)

4150 Ste-Catherine St. West Suite 200, Montréal, Quebec, Canada  H3Z 0A1
(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Cane Clark, LLP
3273 East Warm Springs Road
Las Vegas, Nevada 89120

Item 4.01 Changes in Registrant's Certifying Accountant.

Dismissal of KBL, LLP as the Registrant's independent accountants

United American Corp. (the "Company") elected to dismiss KBL, LLP as the independent registered public accounting firm responsible for auditing the Company's financial statements on May 8, 2008.

The termination, which was effective as of May 8, 2008, was approved by the Company's Board of Directors.

During the Company's two most recent fiscal years ended December 31, 2006 and 2005 and until April 15, 2008, which preceded the termination of KBL, LLP, the Company did not have any disagreements with KBL, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KBL, LLP would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company's two most recent fiscal years ended December 31, 2006 and 2005 and until May 8, 2008 which preceded the termination of KBL, LLP, KBL, LLP did not advise the Company of any of the following:

(A) That the internal controls necessary for the Company to develop reliable financial statements were not effective;

(B) That information had come to KBL, LLP’s attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

(C) (1) That KBL, LLP needed to expand significantly the scope of its audit, or that information had come to KBL LLP’s attention that if further investigated may: (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that would have prevented it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (2) due to KBL LLP’s resignation (due to audit scope limitations or otherwise) or dismissal, or for any other reason, the accountant did not so expand the scope of its audit or conduct such further investigation; or

(D) (1) That information has come to KBL LLP’s attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to KBL LLP’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements, except as indicated above), and (2) the issue has not been resolved to KBL LLP’s satisfaction prior to its termination.

The Company provided KBL LLP with a copy of the disclosures set forth in this Current Report on Form 8-K, and requested that KBL LLP furnish the Company with a letter addressed to KBL LLP stating whether it agrees with the statements made by the company herein. The letter received by the Company from KBL LLP, in which KBL LLP states that it is in agreement with the disclosures set forth herein, is attached hereto as Exhibit 16.1.

Engagement of Madsen & Associates CPA’s, Inc.

The Company has engaged Madsen & Associates CPA’s, Inc. to serve as the independent registered public accounting firm responsible for auditing the Company's financial statements on May 8, 2008. The engagement, which is effective as of May 8, 2008, was approved by the Company's Board of Directors.

Neither the Company nor anyone on behalf of the Company consulted Madsen & Associates CPA’s, Inc. during the two most recent fiscal years and any subsequent interim period prior to engaging Madsen & Associates CPA’s Inc. regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written Madsen & Associates CPA’s Inc. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) and the related instructions of Item 304 of Regulation S-K) or reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1 Letter from KBL, LLP

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED AMERICAN CORP.

DATE: May 8, 2008	By:	/s/ Lawry Trevor-Deutsch
Lawry Trevor-Deutsch Chief Executive Officer

EXHIBIT INDEX

EXHIBIT          DESCRIPTION

 16.1                   Letter from KBL LLP

4